Registration No. 333-_____



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                           ___________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               __________________

                             JOHNSON CONTROLS, INC.
             (Exact name of registrant as specified in its charter)

             Wisconsin                                       39-0380010
    (State or other jurisdiction                          (I.R.S. Employer
   of incorporation or organization)                     Identification No.)

             5757 N. Green Bay Avenue
                   P. O. Box 591
               Milwaukee, Wisconsin                               53201
     (Address of principal executive offices)                   (Zip Code)


                  Johnson Controls, Inc. 1992 Stock Option Plan
                            (Full title of the plan)
                              ____________________

                              John P. Kennedy, Esq.
                                    Secretary
                             Johnson Controls, Inc.
                            5757 N. Green Bay Avenue
                                  P. O. Box 591
                           Milwaukee, Wisconsin 53201
                                 (414) 228-1200
               (Name, address and telephone number, including area
                           code, of agent for service)

                           __________________________

                         CALCULATION OF REGISTRATION FEE

                                     Proposed       Proposed
                                      Maximum       Maximum
        Title of         Amount      Offering      Aggregate      Amount of
     Securities to       to be         Price       Offering       Registra-
     be Registered     Registered   Per Share        Price         tion Fee

    Common Stock,      2,000,000     $72.00(1)  $144,000,000.00   $49,656.00
    $0.16-2/3 par        shares                       (1)
    value

    Common Stock       2,000,000        (2)           (2)            (2)
    Purchase Rights      rights


   (1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices of Johnson Controls, Inc. Common Stock on the New York Stock Exchange consolidated reporting system on August 21, 1996.

   (2) The value attributable to the Common Stock Purchase Rights is reflected in the market price of the Common Stock to which the Rights are attached.
                        _________________________________

   Pursuant to Rule 429, the Prospectus referred to herein also relates to the Registrant's Registration Statement on Form S-8 (Registration No. 33-58092).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

             The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Item 3.   Incorporation of Documents by Reference.

             The following documents filed by Johnson Controls, Inc. (referred to herein as the "Company" and the "Registrant") are hereby incorporated herein by reference:

             1. Annual Report on Form 10-K for its fiscal year ended September 30, 1995.

             2. All other reports filed since September 30, 1995 by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.

             3.   The description of the Company's Common Stock contained in
   Item 1 of the Company's Registration Statement on Form 8-A dated April 23, 1965, as superseded by the description contained in the Company's definitive proxy/registration statement (Form S-14 Registration No. 2-62382) incorporated by reference as Exhibit 1 to Current Report on Form 8-K, dated October 23, 1978, and in the Company's Registration Statement on Form S-14, dated April 18, 1985 (Registration No. 2-97136), and any amendments or reports filed for the purpose of updating such description.

             4. The description of the Company's Common Stock Purchase Rights contained in Item 1 of the Company's Registration Statement on Form 8-A, filed November 16, 1994, and any amendments or reports filed for the purpose of updating such description.

             All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all such securities offered hereby have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

   Item 4.   Description of Securities.

             Not applicable.

   Item 5.   Interests of Named Experts and Counsel.

             None.

   Item 6.   Indemnification of Directors and Officers.

             Pursuant to the Wisconsin Business Corporation Law and the Company's By-Laws, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his or her duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of criminal law unless the director or officer had a reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. The Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification, allowance of expenses and insurance in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors, except in circumstances paralleling those outlined in (a) through (d) above.

             Expenses for the defense of any action for which indemnification may be available may be advanced by the Company under certain circumstances.

             The indemnification provided by the Wisconsin Business Corporation Law and the Company's By-Laws is not exclusive of any other rights to which a director or officer of the Company may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

             The Company maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law which may extend to, among other things, liability arising under the Securities Act of 1933.

   Item 7.   Exemption from Registration Claimed.

             Not Applicable.

   Item 8.   Exhibits.

             The exhibits filed herewith or incorporated by reference are set forth in the attached Exhibit Index.

   Item 9.   Undertakings.

             (a)  The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

   provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, as of August 23, 1996.

                                 JOHNSON CONTROLS, INC.



                                 By:  /s/James H. Keyes
                                      James H. Keyes
                                      Chairman and Chief Executive Officer

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below as of August, 1996, by the following persons in the capacities indicated. Each person whose signature appears below constitutes and appoints James H. Keyes, Stephen
   A. Roell and John P. Kennedy, and each of them individually, his or her attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    /s/James H. Keyes             Chairman, Chief Executive Officer
    James H. Keyes                and Director (principal executive
                                              officer)

    /s/Stephen A. Roell               Vice President and Chief
    Stephen A. Roell                Financial Officer (principal
                                         financial officer)
    /s/Stephen A. Roell                 Corporate Controller
    Stephen A. Roell               (principal accounting officer)


    /s/William F. Andrews                     Director
    William F. Andrews


    /s/Robert L. Barnett                      Director
    Robert L. Barnett

    /s/Fred L. Brengel                        Director
    Fred L. Brengel


    /s/Paul A. Brunner                        Director
    Paul A. Brunner


    /s/Robert A. Cornog                       Director
    Robert A. Cornog


    /s/Willie D. Davis                        Director
    Willie D. Davis

    /s/Southwood J. Morcott                   Director
    Southwood J. Morcott


    /s/Martha R. Seger                        Director
    Martha R. Seger


    /s/Donald Taylor                          Director
    Donald Taylor


    /s/Richard F. Teerlink                    Director
    Richard F. Teerlink


    /s/Gilbert R. Whitaker, Jr.               Director
    Gilbert R. Whitaker, Jr.


    /s/R. Douglas Ziegler                     Director
    R. Douglas Ziegler

                                  EXHIBIT INDEX

    Exhibit No.                    Exhibit                     Page

       (4.1)      Johnson Controls, Inc. 1992 Stock Option
                  Plan, as amended through January 24, 1996.

       (4.2)      Form of Stock Option Agreement
                  (incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-8 (Registration No. 33-58092).

       (4.3) Rights Agreement between the Registrant and Firstar Trust Company (Rights Agent), as amended November 16, 1994 (incorporated by reference to Exhibit 4.C to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1994 (Commission File No. 1-5097)).

        (5)       Opinion of Foley & Lardner.
       (23.1)     Consent of Price Waterhouse LLP.

       (23.2)     Consent of Foley & Lardner (contained in
                  Exhibit 5).

        (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement).